Exhibit 10.1

CLOSING MEMORANDUM

FOR

THE AGREEMENT OF PURCHASE AND SALE

BY AND AMONG

AMERICAN PACIFIC RESOURCES, INC.,

PHI GROUP, INC. AND

RUSH GOLD ROYALTY, INC.

September 29, 2017

10:00 A.M. Pacific Standard Time

I.	GENERAL

This memorandum describes the principal transactions that have occurred in connection with the AGREEMENT OF PURCHASE AND SALE (the “Agreement”) dated September 2, 2017 by and among American Pacific Resources, Inc., a Wyoming corporation, with registered address at 412 N. Main Street, Suite 100, Buffalo, Wyoming 82834, U.S.A., which is a wholly-owned subsidiary of PHI Group, Inc., a Nevada corporation, with principal business address at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., Corporate Register No. C2249-1982, and Rush Gold Royalty, Inc., a Wyoming corporation, with registered address at 412 N. Main Street, Suite 100, Buffalo, WY 82834, U.S.A., Corporate Register No. 2017-000766955, the owner of twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A.

The Closing of the afore-mentioned Agreement of Purchase and Sale will be effective October 3, 2017 (the “Effective Date”), at 10:00 A.M. Pacific Standard Time, in accordance with the Closing Procedures of the referenced Agreement of Purchase and Sale.

II.	TRANSACTIONS PRIOR TO THE CLOSING

The following actions were taken prior to the Closing:

1.	Effective September 2, 2017, an Agreement of Purchase and Sale was executed and delivered among Rush Gold Royalty, Inc., American Pacific Resources, Inc. and PHI Group, Inc. (the parent of American Pacific Resources, Inc.).

2.	Prior to the Closing Date, all parties have been satisfied with due diligence review of one another.

III.	CLOSING DOCUMENTS AND TRANSACTIONS

The following documents were delivered at or prior to the Effective Date, but all such documents are deemed delivered at the Effective Date. Except this Closing Memorandum, all documents are dated as of the Effective Date and delivered in Huntington Beach, California, U.S.A., unless otherwise indicated. All transactions in connection with the Closing shall be considered as accomplished concurrently, so that none shall be effective until all are effective.

CLOSING MEMORANDUM AMERICAN PACIFIC RESOURCES – RUSH GOLD ROYALTY	1

Executed copies (or photocopies, or conformed copies, where necessary) of each document will be delivered to each party after the Closing.

IV.	SCHEDULE OF CLOSING DOCUMENTS

A.	By Rush Gold Royalty, Inc.:

1.	Proof of the conveyance of ownership of the Acquired Assets as detailed in said Agreement of Purchase and Sale, together with all the pertinent licenses and permits thereof from Rush Gold Royalty, Inc. to American Pacific Resources, Inc.

2.	All certificates and other documents required by Section 5.1 of the Agreement.

3.	A certificate of an officer of Rush Gold Royalty, Inc. dated as of Closing, certifying that:

(i)	Each respective covenant and obligation of Rush Gold Royalty, Inc. in the
Agreement has been complied with; and

(ii)	Each respective representation, warranty and covenant of Rush Gold Royalty, Inc. is true and correct at the Closing as if made on and as of the Closing; and

(iii)	The Rush Gold Royalty, Inc. documents and any other necessary documents, each duly executed by Rush Gold Royalty, Inc., as required to give effect to the transaction.

B.	By American Pacific Resources, Inc. and PHI Group, Inc.

1.	Copies of all resolutions and/or consent actions adopted by or on behalf of the Board of Directors and/or majority shareholders of American Pacific Resources, Inc. and PHI Group, Inc. evidencing approval of the Agreement.

2.	A total amount equivalent to Twenty-Five Million U.S. Dollars ($25,000,000) in a combination of cash, demand promissory note and certificate(s) of Class A Series II Preferred Stock of PHI Group, Inc. payable to and/or registered in Rush Gold Royalty, Inc. and/or its designee(s), as detailed in Schedule 6 of the Agreement, unless agreed otherwise by the parties hereto prior to the effective Closing Date.

3.	All certificates and other documents required by Section 5.2 of the Agreement.

4.	A certificate of an officer of PHI Group, Inc. dated as of Closing, certifying that:

(i)	Each respective covenant and obligation of PHI Group, Inc. in the Agreement has been complied with; and

CLOSING MEMORANDUM AMERICAN PACIFIC RESOURCES – RUSH GOLD ROYALTY	2

(ii)	Each respective representation, warranty and covenant of PHI Group, Inc. is true and correct at the Closing as if made on and as of the Closing; and

(iii)	Any other necessary documents, each duly executed by PHI Group, Inc., as required to give effect to the transaction.

V. The Closing Memorandum for the Agreement of Purchase and Sale by and among Rush Gold Royalty, Inc., American Pacific Resources, Inc. and PHI Group, Inc. is signed by all parties herein as of the date first mentioned above and shall become effective October 3, 2017.

Dated:	September 29, 2017

By:	/s/ Henry D. Fahman
Henry D. Fahman, Executive Chairman
American Pacific Resources, Inc.
A Wyoming corporation

By:	/s/ Henry D. Fahman
Henry D. Fahman, Chairman & CEO
PHI Group, Inc.
A Nevada corporation/domesticated in Wyoming

By:	/s/ Johnny Park
Johnny Park, Chairman & President
Rush Gold Royalty, Inc.
A Wyoming corporation

CLOSING MEMORANDUM AMERICAN PACIFIC RESOURCES – RUSH GOLD ROYALTY	3